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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ARCH COAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

Notes:

Reg. Section 240.14a-101.

SEC 1913 (3-99)

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

                             [ARCH COAL, INC. LOGO]

                         ONE CITYPLACE DRIVE, SUITE 300
                           ST. LOUIS, MISSOURI 63141
                                 (314) 994-2700
                                                                  March 18, 2003

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Arch Coal, Inc. which will be held at our headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri, in the lower level auditorium, on Thursday, April 24, 2003, at 10:00 a.m., local time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy card accompany this letter.

     We hope that you will be present at the meeting. Whether or not you plan to attend, please cast your vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

     Arch Coal's Annual Report for 2002 is contained in this document and begins on page II-1.

                                           Sincerely yours,

                                           /s/ JAMES R. BOYD
                                           JAMES R. BOYD
                                           Chairman of the Board

                                           /s/ STEVEN F. LEER
                                           STEVEN F. LEER
                                           President and Chief Executive Officer

                             [ARCH COAL, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:   Thursday, April 24, 2003

TIME:   10:00 a.m., local time

PLACE:  CityPlace One
        One CityPlace Drive
        Lower Level Auditorium
        St. Louis, Missouri 63141

MATTERS TO BE VOTED ON:

     - Election of three directors

     - Ratification of the appointment of Ernst & Young LLP as principal independent auditors for the year 2003

     - Any other matters if properly raised

     Only stockholders of record at the close of business on March 10, 2003 may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, PLEASE CAST YOUR VOTE BY PHONE OR ON THE INTERNET, OR COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy. Directions to the annual meeting are on page I-18 of the proxy statement.

                                          /s/ ROBERT G. JONES
                                          ROBERT G. JONES
                                          Vice President -- Law, General Counsel
                                          and Secretary

March 18, 2003

                               TABLE OF CONTENTS

                                                               PAGE
                                                              NUMBER
                                                              ------
PART I. PROXY STATEMENT
Information About the Annual Meeting........................    I-1
Election of Directors (Proxy Item No. 1)....................    I-4
  Structure of the Board....................................    I-4
  Nominees For a Three-Year Term That Will Expire in 2006...    I-4
  Directors Whose Terms Will Expire in 2004.................    I-4
  Directors Whose Terms Will Expire in 2005.................    I-5
  Board Meetings and Committees.............................    I-5
  Audit Committee Report....................................    I-6
  Compensation of Directors.................................    I-7
Ownership of Arch Coal Common Stock.........................    I-8
  Ownership by Directors and Executive Officers.............    I-8
  Ownership by Others.......................................    I-9
Compensation of Executive Officers..........................   I-10
  Report of the Personnel and Compensation Committee........   I-10
  Summary Compensation Table................................   I-13
  Stock Option Grants.......................................   I-14
  Stock Option Exercises and Year-End Values................   I-14
  Pension Plans.............................................   I-15
  Employment Agreements.....................................   I-15
  Section 16(a) Beneficial Ownership Reporting Compliance...   I-16
  Related Party Transactions................................   I-16
  Stock Price Performance Graph.............................   I-17
Ratification of Independent Auditors (Proxy Item No. 2).....   I-18
Additional Information......................................   I-18
  Information About Stockholder Proposals...................   I-18
  Directions to the Annual Meeting..........................   I-18
  Multiple Copies of Annual Report to Stockholders..........   I-19
Exhibit A -- Audit Committee Charter........................    A-1

PART I. PROXY STATEMENT FOR THE ARCH COAL, INC. 2003 ANNUAL MEETING OF STOCKHOLDERS

                      INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

     Arch Coal's Board of Directors is soliciting proxies to be voted at the 2003 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

     On March 18, 2003, we began mailing these proxy materials to all stockholders of record at the close of business on March 10, 2003. On March 1, 2003, there were 52,383,417 shares of Arch Coal common stock outstanding. As required by Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting, during normal business hours, at Arch Coal's offices, One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

WHAT AM I VOTING ON?

     We are aware of two items to be voted on by stockholders at the annual meeting:

     - Election of three directors: Frank M. Burke, Thomas A. Lockhart and James
       L. Parker; and

     - Ratification of Ernst & Young LLP as the Company's independent auditors for 2003.

HOW MANY VOTES DO I HAVE?

     You have one vote for each share of Arch Coal common stock that you owned at the close of business on March 10, 2003, the record date. These shares include:

     - Shares held directly in your name as the "stockholder of record";

     - Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name"; and

     - Shares credited to your account in the Arch Coal, Inc. Employee Thrift Plan or the Mingo Logan Savings Plan.

IF I AM A STOCKHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

     You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

     If you are a stockholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help Arch Coal reduce costs.

     - Voting Your Proxy by Telephone

       In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     - Voting Your Proxy By Internet

       You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is also available 24 hours a day, 7 days a week, up through the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

     - Voting Your Proxy By Mail

       If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against the other proposals. If you vote by telephone or Internet and choose to vote with the recommendation of Arch Coal's Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

     - "FOR" the election of all three nominees for director;

     - "FOR" ratification of the appointment of the principal independent auditors for 2003.

     If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

     If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it in any one of three ways:

     - Submit a valid, later-dated proxy;

     - Notify Arch Coal's Secretary in writing before the annual meeting that you have revoked your proxy; or

     - Vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

     If you are a stockholder of record, you may cast your vote in person at the annual meeting.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

     You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

HOW DO I VOTE MY SHARES HELD IN ARCH COAL'S DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN?

     If you are a participant in the Dividend Reinvestment and Direct Stock Purchase and Sale Plan for stockholders of Arch Coal, your proxy will also serve as an instruction to vote the whole shares you hold under this plan in the manner indicated on the proxy. If your proxy is not received, your shares held in the plan will not be voted.

HOW DO I VOTE MY ARCH COAL COMMON STOCK HELD IN THE EMPLOYEE THRIFT PLAN OR THE MINGO LOGAN SAVINGS PLAN?

     If you are both a registered stockholder of Arch Coal and a participant in its Employee Thrift Plan or the Mingo Logan Savings Plan, you will receive a single proxy card that covers shares of Arch Coal common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by Friday, April 18, 2003, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of Arch Coal common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee's duties.

IS MY VOTE CONFIDENTIAL?

     Yes. Voting tabulations are confidential.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of three          The nominees who receive the most votes for the available
directors (Proxy           positions will be elected. If you do not vote for a
Item No. 1)                particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Ratification of            The affirmative vote of a majority of the shares present in
appointment of             person or by proxy at the annual meeting is required to
independent auditors       ratify the appointment of the principal independent auditors
(Proxy Item No. 2)         for 2003. If you "abstain" from voting, it will have the
                           same effect as if you voted "against" this proposal.

     In order to have a valid stockholder vote, a stockholder quorum must exist at the annual meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Arch Coal stock are present at the meeting, either in person or by proxy.

     If a broker indicates on its proxy that it does not have authority to vote certain shares held in "street name" on particular proposals, the shares not voted ("broker non-votes") will have no effect on these proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals.

WHO IS PAYING THE COSTS OF SOLICITING THESE PROXIES?

     Arch Coal is paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few officers and employees of Arch Coal may also participate in the solicitation, without additional compensation.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

     We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the first quarter of 2003. You can obtain a copy of the Form 10-Q by logging on to our website at www.archcoal.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

CAN I RECEIVE FUTURE STOCKHOLDER COMMUNICATIONS OVER THE INTERNET?

     Yes. You may consent to access future stockholder communications (e.g., annual reports, proxy statements, and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet. If you vote by mail, check the appropriate box located at the bottom of the proxy card. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

                             ELECTION OF DIRECTORS

                               (PROXY ITEM NO. 1)

STRUCTURE OF THE BOARD

     Our Restated Certificate of Incorporation and by-laws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year's annual meeting. The size of the Board can be changed by a two-thirds vote of the entire Board and is currently set at nine members. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. As a matter of policy, the Board will submit the nomination of a director elected to fill a vacancy to the vote of the Company's stockholders at the next annual meeting.

     Mr. Ignacio Dominguez Urquijo resigned as a Director of the Company on June 5, 2002. Mr. Urquijo served as a Director of the Company since 1998.

     Arch Coal's Board of Directors has nominated three individuals for election as directors for a three-year term that will expire in 2006: Frank M. Burke, Thomas A. Lockhart and James L. Parker. All nominees are currently serving as directors of the Company.

     The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2006:

     Frank M. Burke, 63, has been a director of Arch Coal since September 2000. He has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company since 1984. Mr. Burke is also a director of Kaneb Services LLC, Xanser Corporation, Kaneb Pipe Line Company (general partner of Kaneb Pipe Line Partners, LP), a member of the Board of Managers of Dorchester Minerals Management GP LLC (general partner of Dorchester Minerals, L.P.) and a member of the National Petroleum Council.

     Thomas A. Lockhart, 67, has been a director of Arch Coal since February 2003 and a member of the Wyoming State House of Representatives since 2000. Mr. Lockhart worked for PacificCorp, an electric utility, for over 30 years and retired in 1998 as a Vice President. Mr. Lockhart is also a director of Community First Bank of Wyoming.

     James L. Parker, 65, has been a director of Arch Coal since 1995. He was President of Hunt Petroleum Corporation, a private oil and gas exploration and production company, from 1990 until his retirement in February 2001 and since 1994 has been President and a director of Hunt Coal Corporation, a subsidiary of Hunt Petroleum.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004:

     Steven F. Leer, 50, has been President and Chief Executive Officer and a director of Arch Coal since 1992. He is also a director of the Norfolk Southern Corporation and Natural Resource Partners, L.P. and Chairman of the Center for Energy and Economic Development and the National Coal Council.

     Robert G. Potter, 64, has been a director of Arch Coal since April 2001. Mr. Potter was Chairman and Chief Executive Officer of Solutia Inc., a producer and marketer of a variety of high performance chemical-based materials, from 1997 to his retirement in 1999. Mr. Potter served for 32 years with Monsanto Company (now Pharmacia Corporation) prior to its spin-off of Solutia in 1997, most recently as the Chief Executive of its chemical businesses. Mr. Potter is a Director of Stepan Company and of some private companies of which he is also an investor.

     Theodore D. Sands, 57, has been a director of Arch Coal since 1999 and, since February 1999, has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands is also a director of Mosiac Group, Inc., Protein Sciences Corporation and Terra Nitrogen Corporation. Mr. Sands served as Managing Director, Investment Banking for the Global Metals/Mining Group of Merrill Lynch & Co. from 1982 until February 1999.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005:

     James R. Boyd, 56, Chairman of the Board, has been a director of Arch Coal since 1990. He served as Senior Vice President and Group Operating Officer of Ashland Inc., a multi-industry company with operations in chemicals, motor oil, car care products and highway construction, from 1989 until his retirement in January 2002.

     Douglas H. Hunt, 50, has been a director of Arch Coal since 1995 and, since May 1995, has served as Director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.

     A. Michael Perry, 66, has been a director of Arch Coal since 1998. He served as Chairman of Bank One, West Virginia, N.A. from 1993 and as its Chief Executive Officer from 1983 to his retirement in June 2001. Mr. Perry is also a director of Champion Industries, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met eight times in 2002. In addition to meetings of the full Board, directors attended meetings of Board committees. Each director attended at least 75% of the aggregate Board meetings and meetings of committees of which he is a member. A description of each committee and its current membership follows.

  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     Members: Mr. Parker (Chairman), Mr. Perry, and Mr. Potter

     The Nominating and Corporate Governance Committee (Committee on Directors) met three times during 2002. Its functions include: the development of corporate governance policies, procedures and practices; the recruitment and recommendation to the Board of Directors of nominees for directors; and the oversight of the annual evaluation of directors and management; and the review and recommendation of the directors' compensation program. Prior to October 24, 2002, the Committee was known as the Committee on Directors.

  FINANCE COMMITTEE

     Members: Mr. Sands (Chairman), Mr. Boyd, Mr. Hunt, Mr. Leer and Mr.
Lockhart

     The Finance Committee met six times in 2002. This Committee reviews and approves fiscal policies relating to Arch Coal's financial structure, including its debt, cash and risk management. It also reviews and recommends to the Board appropriate action with respect to significant financial matters, major capital expenditures and acquisitions, and funding policies of Arch Coal's employee benefit plans.

  PERSONNEL AND COMPENSATION ("P&C") COMMITTEE

     Members: Mr. Hunt (Chairman), Mr. Burke, Mr. Lockhart, Mr. Potter and Mr. Sands

     The P&C Committee met three times during 2002. The duties of this Committee include the approval of the compensation of executive officers of Arch Coal and its subsidiaries above specified dollar levels and the selection of participants and awards under Arch Coal's incentive plans. The P&C Committee also establishes policies regarding compensation, position evaluations, transfers, and terminations. In addition, it provides oversight of Arch Coal's retirement, savings and other benefit plans.

  AUDIT COMMITTEE

     Members: Mr. Burke (Chairman), Mr. Parker and Mr. Perry

     The Audit Committee met eight times during 2002. Its primary responsibility is to oversee the Company's financial reporting process on behalf of the Board including evaluating, recommending and, if necessary, replacing Arch Coal's independent auditors, reviewing year-end and interim financial statements and the adequacy and effectiveness of internal accounting and financial controls. The Audit Committee is composed solely of independent directors and operates under a written charter adopted by the entire Board.

AUDIT COMMITTEE REPORT

     Management is responsible for Arch Coal's internal controls and the financial reporting process while the independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has met with and held discussions with management and with Arch Coal's internal and independent auditors.

     The Audit Committee reviewed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of Arch Coal's internal controls. The Committee also reviewed with the independent auditors their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and Arch Coal including the matters in the written disclosures required by the Independence Standards Board and whether the provision of non-audit services to the Company by the firm is compatible with maintaining auditor independence. Pursuant to a policy adopted by the Board of Directors, Arch Coal's independent auditors may only perform services on behalf of the Company which are related to the audit or consist of tax compliance and tax consulting services. Finally, the Committee received management representation that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     During 2002 and 2001, Ernst & Young charged fees for services rendered to the Company as follows:

                                                                      FEE
                                                              -------------------
SERVICE                                                         2002       2001
-------                                                       --------   --------
Audit.......................................................  $585,000   $566,563
Audit related services......................................   292,823     32,769
Tax services................................................   437,295    300,214
All other services..........................................        --         --

     Audit related services in 2002 relate primarily to audits and accounting consultation in connection with the Company's contribution of reserves to Natural Resource Partners and other accounting and internal control consultation. Audit related services in 2001 were comprised of accounting consultation related to the adoption of a new accounting standard and internal control consultation related to the Company's information systems.

     Substantially all of the tax services in 2002 and 2001 were related to tax compliance. These services were comprised primarily of preparation of certain of the Company's federal and state tax returns.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Ernst & Young as Arch Coal's independent auditors for 2003.

     A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

                                          AUDIT COMMITTEE
                                          Frank M. Burke, Chairman
                                          James L. Parker
                                          A. Michael Perry

COMPENSATION OF DIRECTORS

     Directors who are Arch Coal employees do not receive payment for their services as directors. The following table displays all components of compensation for non-employee directors:

                                                                 AMOUNT OF
FORM OF COMPENSATION                                           COMPENSATION**
--------------------                                           --------------
Annual Board Retainer*......................................      $ 75,000
Additional Annual Retainer for Chairman of the Board........      $100,000
Additional Annual Retainer for Audit Committee Chairman.....      $ 30,000
Additional Annual Retainer for other Committee Chairmen.....      $  5,000
Board Attendance Fee (each meeting).........................      $  1,250
Committee Attendance Fee (each meeting).....................      $  1,250
New Director Fee***.........................................      $ 30,000

---------------

  * At least $40,000 of the annual retainer is subject to mandatory deferral under Arch Coal's Outside Director's Deferred Compensation Plan into a hypothetical investment in Arch Coal stock and is payable in cash upon the director's termination of service.

 ** Effective January 1, 2003, the Annual Board Retainer was increased from
    $55,000 to $75,000 per year and effective October 1, 2002, the Additional Annual Retainers for the Audit Committee Chairman and the other Committee Chairmen were increased from $10,000 to $30,000 and $4,000 to $5,000, respectively. All other fees remained constant from 2001 levels.

*** New directors receive an additional $30,000 during their first full year of service on the Board. This additional amount is subject to mandatory deferral under the Deferred Compensation Plan.

     Arch Coal also pays for each director's costs of attending Board meetings and, under the Arch Coal, Inc. Director Matching Gift Program, the Company donates $2.00 for each dollar contributed by directors to accredited institutions of higher education up to a maximum of $6,000 each year. Non-employee directors do not have a retirement plan nor do they participate in the Company's benefit plans.

                      OWNERSHIP OF ARCH COAL COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows Arch Coal common stock owned beneficially by the Company's directors and executive officers as of March 1, 2003. In general, "beneficial ownership" includes those shares a person has the power to vote or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, each person has sole voting and investment power over his or her shares.

                                                        SHARES UNDERLYING                PERCENTAGE OF
                                         SHARES OF     OPTIONS EXERCISABLE                OUTSTANDING
BENEFICIAL OWNER                        COMMON STOCK     WITHIN 60 DAYS        TOTAL        SHARES
----------------                        ------------   -------------------   ---------   -------------
James R. Boyd, Chairman of the Board
  and Director(1)(2)..................      44,855               -0-            44,855          *
Frank M. Burke, Director(2)...........      62,885               -0-            62,885          *
Douglas H. Hunt, Director(2)(3).......      23,533               -0-            23,533          *
Steven F. Leer, President, CEO and
  Director(1)(4)......................      29,847           210,860           240,707          *
Thomas A. Lockhart, Director..........         100               -0-               100          *
James L. Parker, Director(2)(5)(7)....   2,390,316               -0-         2,390,316       4.6%
A. Michael Perry, Director(2).........      12,563               -0-            12,563          *
Robert G. Potter, Director (2)(6).....      11,313               -0-            11,313          *
Theodore D. Sands, Director(2)........      39,313               -0-            39,313          *
John W. Eaves, Executive Vice
  President and Chief Operating
  Officer(4)(8).......................      51,481            77,043           128,534          *
Kenneth G. Woodring, Executive Vice
  President -- Operations(4)..........      13,447           124,050           137,497          *
Robert E. Messey, Senior Vice
  President and Chief Financial
  Officer.............................         -0-            43,193            43,193          *
Robert W. Shanks, Vice President --
  Operations(4).......................       1,347            73,650            74,997          *
All directors and executive officers
  of Arch Coal as a group (18
  persons)(9).........................   2,617,844           779,873         3,397,717       6.5%

---------------

 *  Less than one percent of the outstanding shares.

(1) Includes shares held jointly with such person's spouse in the following amounts: Mr. Boyd -- 1,045 and Mr. Leer -- 1,010.

(2) Includes shares held under the Director Deferred Compensation Plan in the following amounts: Mr. Boyd -- 11,116; Mr. Burke -- 12,885; Mr.
    Hunt -- 12,533; Mr. Parker -- 6,284; Mr. Perry -- 6,284; Mr.
    Potter -- 7,313; and Mr. Sands -- 14,313.

(3) Mr. Hunt also has a beneficial interest in a trust known as the Lyda Hunt-Herbert Trusts -- Douglas Herbert Hunt in the amount of 209,477 shares. Mr. Hunt does not control the Trust.

(4) Includes shares held under Arch Coal's Employee Thrift Plan in the following amounts: Mr. Leer -- 28,837; Mr. Eaves -- 1,491; Mr. Shanks -- 1,097; and Mr. Woodring -- 2,340.

(5) Includes 2,199,659 shares owned by Hunt Coal Corporation. Mr. Parker is a director and executive officer of Hunt Coal, and he may be deemed to share voting and dispositive power with respect to the shares of common stock owned by Hunt Coal. Mr. Parker disclaims beneficial ownership of such shares.

(6) Includes 4,000 shares held in Robert G. Potter Trust dated 11/5/1992, Robert
    G. Potter as Trustee.

(7) Includes 185,000 shares owned by Lyda Hunt -- Herbert Trusts -- Lilly Hunt, James L. Parker as Trustee.

(8) Includes 50,000 shares of restricted stock. Mr. Eaves has the power to vote such shares prior to the grant's January 31, 2008 vesting date.

(9) Includes 37,688 shares held by executive officers under Arch Coal's Employee Thrift Plan and 3,513 shares held by executive officers under Arch Coal's Deferred Compensation Plan.

OWNERSHIP BY OTHERS

     The following table shows all persons or entities that Arch Coal knows were "beneficial owners" of more than five percent of Arch Coal common stock on March 1, 2003, and is based on filings made by such owners with the Securities and Exchange Commission.

                                                               SHARES OF     PERCENT OF
BENEFICIAL OWNER                                              COMMON STOCK     CLASS*
----------------                                              ------------   ----------
Mellon Financial Corporation**
  One Mellon Center
  Pittsburgh, Pennsylvania 15258............................   3,384,607         6.5%
Prudential Financial, Inc.
  751 Broad Street
  Newark, New Jersey 07102-3777.............................   2,912,109         5.6%
Greenlight Capital, L.L.C
  420 Lexington Avenue, Suite 1740
  New York, New York 10170..................................   2,851,100         5.4%
Jennison Associates LLC
  466 Lexington Avenue
  New York, New York 10017..................................   2,842,178         5.4%

---------------

 * Percentage of the Company's outstanding shares of common stock on March 1, 2003.

** This entity has disclaimed beneficial ownership of the shares attributed to it pursuant to the U.S. securities laws.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

  THE P&C COMMITTEE

     The P&C Committee is comprised entirely of independent directors and has the responsibility for reviewing and approving changes to Arch Coal's executive compensation policies and programs. The Committee also approves all compensation payments to the Chief Executive Officer and other executive officers, except for grants of stock-based compensation, which are approved by the Board of Directors as a whole.

  COMPENSATION PRINCIPLES

     Arch Coal's compensation program for executives consists of three key elements:

     - A base salary;

     - A performance-based annual bonus; and

     - A long-term incentive program consisting of periodic grants of both stock options and performance shares or units.

     The fundamental objective of Arch Coal's executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and stockholder value. Arch Coal's compensation program meets this objective by:

     - Providing for a level of base compensation that is competitive with other similarly sized publicly-traded companies, with particular emphasis on those in mining and extractive industries;

     - Providing total compensation opportunities which are comparable to the opportunities provided by a group of peer companies of similar size and diversity to Arch Coal in analogous or related businesses (the "compensation peer group"), as well as general industry indices. The compensation peer group companies utilized for analyzing compensation comparisons are currently the same companies as utilized in the performance graph shown on page I-17;

     - Linking the compensation of Arch Coal executives to the operating and financial performance of the Company by making significant elements of each executive's compensation sensitive to the Company's overall performance;

     - Emphasizing variable pay and long-term incentives at more senior levels of the company; and

     - Rewarding executives for both the short and long-term enhancement of stockholder value.

  ANNUAL BASE SALARY

     Base compensation is determined in accordance with the executive compensation principles established by the Committee. The Committee considers overall company performance, individual performance, competitive compensation and target pay levels when determining compensation.

  ANNUAL INCENTIVE BONUS

  Incentive Compensation Plan

     The Company's incentive compensation plan provides opportunities for key executives of Arch Coal to earn annual incentive compensation based upon the successful achievement of individual and Company financial and operating performance objectives. Approximately 200 employees were eligible to participate in the plan in 2002.

     A participant's maximum annual incentive opportunity is based upon his or her level of participation in the bonus plan. The incentive opportunity increases based upon an executive's potential to affect operations or profitability. The maximum incentive opportunity in 2002 for the Chief Executive Officer was 150% of base salary while the maximum incentive opportunity for the other executives, including the other executive officers named in this proxy statement, was 80% to 100% of base salary.

     Awards for corporate employees, including the CEO, are based on overall corporate and individual performance. Awards to operating subsidiary employees are based on a combination of corporate, subsidiary and individual performance. Company performance is determined by comparing the Company's actual performance against objective performance measures, which are established by the Board at the beginning of each calendar year. For 2002, these performance measures, which are weighed equally, are:

     - earnings per share (EPS);

     - adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA); and

     - production costs per ton.

     Company performance is weighted more at senior levels in the organization; however, all participants in the program have an individual performance factor which is based upon an evaluation of the extent to which an individual has successfully discharged his or her duties during the year. All award payments are subject to the review and approval of the Committee.

  2002 Incentive Bonuses

     The table below shows key measures of Arch Coal's financial performance for 2002 compared to 2001:

                                                                2002       2001
                                                              --------   --------
                                                              (IN MILLIONS EXCEPT
                                                                PER SHARE DATA)
Net income (loss)...........................................   $ (2.6)    $  7.2
Income from operations......................................     29.3       62.5
Debt........................................................    747.3      773.9
Adjusted EBITDA(1)..........................................    228.9      282.3
Earnings (loss) per share...................................   $(0.05)    $ 0.15

---------------

(1) Adjusted EBITDA is defined for purposes of the incentive compensation plan in the same manner as in the Company's financial statements, which are attached to this document as Part II.

     The Company's performance in 2002 did not result in a bonus pay-out to the Company's executive officers based on the corporate performance measures referenced above.

  LONG-TERM INCENTIVES

     The Committee has determined that a long-term incentive opportunity for each of Arch Coal's executive officers should be delivered through awards of stock options and phantom performance shares. The Committee intends that these long-term incentive opportunities be competitive and based on actual Company performance.

     Stock Options

     Arch Coal's employee stock option program is a long-term plan designed to link executive compensation with increased stockholder value. A target value has been established for each executive officer and other key employees of Arch Coal. This target helps to establish the range of stock options to be granted periodically to key employees. At the discretion of the Board of Directors, awards can be made that deviate from these general guidelines.

     All stock options are granted with an exercise price equal to the closing price of common stock on the date of grant. Vesting of stock options generally occurs over a period of three to four years, as determined by the Committee; however, options will generally immediately vest upon a change in control of Arch Coal or upon an employee's death, retirement or disability.

     In 2002 the Board of Directors determined that it was appropriate to grant stock options to the Chief Executive Officer, the other executives, and all other stock option recipients of two times the normal level. The Committee felt this would create a significant incentive for immediate and sustained improvement in corporate performance and would serve as a retention device for the key employees of the corporation. This grant was made by the Board with the understanding that no grants of stock options would be made in 2003. The vesting schedule of the grants is 25% per year for four years.

     Restricted Stock Award

     On December 18, 2002, the Board of Directors elected John W. Eaves as Arch Coal's Executive Vice President and Chief Operating Officer. Mr. Eaves had previously held the position of Senior Vice President -- Marketing. In connection with Mr. Eaves' promotion, the Board awarded him a restricted stock grant in the amount of 50,000 shares of Arch Coal common stock. The grant will vest in its entirety on January 31, 2008, if Mr. Eaves is an active employee on that date or on the earlier change of control of the Company.

  DEDUCTIBILITY OF COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, Arch Coal is subject to the loss of the deduction for compensation in excess of $1 million paid to one or more of the executive officers named in this proxy statement. This deduction can be preserved if Arch Coal complies with certain conditions in the design and administration of its compensation programs.

     The P&C Committee will make reasonable efforts, consistent with sound executive compensation principles and the needs of Arch Coal, to ensure that all future amounts paid to its executive officers will be fully deductible by the Company.

  OTHER PLANS

     Arch Coal maintains a Deferred Compensation Plan pursuant to which certain executives can defer base and annual incentive compensation. Arch Coal also maintains an Employee Thrift Plan, a Cash Balance Pension Plan, insurance and other benefit plans for its employees. Executives participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executives under the plans.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Leer's base compensation was increased to $650,000 in 2002 based on the base compensation principles outlined above. For 2002, Mr. Leer's maximum incentive opportunity under Arch Coal's annual incentive compensation plan was 150% of his base salary, or $975,000. As described above, the corporation's performance in 2002 did not result in a bonus pay-out.

  GENERAL

     This report is submitted by the P&C Committee with respect to all matters set forth in the report, except for those matters related to stock options and restricted stock awards and by the entire Board of Directors (other than Mr. Lockhart who joined the Board in February 2003), but only with respect to stock options and restricted stock awards. Mr. Leer excused himself from Board meetings and abstained from voting with respect to all matters relating to stock-based compensation.

     In summary, the Committee and the Board believe that the total compensation opportunities provided to Arch Coal's executive officers create a strong linkage and alignment with the long-term best interest of Arch Coal and its stockholders.

PERSONNEL AND
COMPENSATION COMMITTEE                      ARCH COAL, INC. BOARD OF DIRECTORS
----------------------                      ----------------------------------
Douglas H. Hunt, Chairman                   James R. Boyd, Chairman
Frank M. Burke                              Frank M. Burke
Robert G. Potter                            Douglas H. Hunt
Theodore D. Sands                           Steven F. Leer
                                            James L. Parker
                                            A. Michael Perry
                                            Robert G. Potter
                                            Theodore D. Sands

SUMMARY COMPENSATION TABLE

     The following table is a summary of compensation information for each of the last three years for the Chief Executive Officer and each of the other four most highly compensated executive officers, based upon annual salary for the year 2002:

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                                               ------------------------
                                               ANNUAL COMPENSATION                           SECURITIES
                                      --------------------------------------   RESTRICTED    UNDERLYING    ALL OTHER
NAME AND                                                      OTHER ANNUAL        STOCK        OPTION     COMPENSATION
PRINCIPAL POSITION           YEAR     SALARY($)   BONUS($)   COMPENSATION(1)   AWARD(2)($)   AWARDS(#)       (3)($)
------------------           ----     ---------   --------   ---------------   -----------   ----------   ------------
Steven F. Leer.............  2002      650,000        -0-         3,981               -0-         -0-        36,363
  President & Chief
    Executive                2001      575,000    274,500         3,909               -0-     177,400        29,008
  Officer                    2000      500,000    457,344         3,639               -0-         -0-        26,277
John W. Eaves..............  2002      320,000        -0-         5,053         1,055,500         -0-        19,148
  Executive Vice President
    &                        2001      295,000    116,800         3,806               -0-      62,200        16,461
  Chief Operating Officer    2000      275,000    201,231           171               -0-         -0-        13,393
Kenneth G. Woodring........  2002      380,000        -0-         4,507               -0-         -0-        21,805
  Executive Vice
    President --             2001      365,000    134,300         3,909               -0-      78,500        16,666
  Operations                 2000      350,000    251,213         4,139               -0-         -0-         9,669
Robert J. Messey...........  2002      305,000        -0-         3,650               -0-         -0-        11,945
  Senior Vice President and  2001      275,000    105,100         7,615               -0-      31,400        10,200
  Chief Financial Officer    2000(4)    20,096     17,022            --                --      30,000           -0-
Robert W. Shanks...........  2002      275,000        -0-         4,718               -0-         -0-        16,800
  Vice
    President -- Operations  2001      260,000    117,700         3,909               -0-      55,000        10,195
                             2000      250,000    153,750         4,326               -0-         -0-        10,200

---------------

(1) Represents tax reimbursement payments.

(2) The value shown is the number of restricted shares times the market price of Arch Coal common stock on the day of grant. The value given does not reflect the fact that the shares are restricted. Mr. Eaves receives the same cash dividends on the restricted shares as holders of Arch Coal common stock, but he cannot sell the shares during the restricted period. For more information on Mr. Eaves' restricted stock award, see the discussion on page I-12 of this proxy statement.

(3) This amount represents: contributions made to the applicable Employee Thrift Plan for 2000, 2001 and 2002, and credits made under Arch Coal's Deferred Compensation Plan for 2001 and 2002. All contributions to the Employee Thrift Plan were made during the listed year. All credits pursuant to the Deferred Compensation Plan were made in the following year.

(4) Mr. Messey's employment with Arch Coal began in December 2000.

STOCK OPTION GRANTS

     The following table shows information with respect to the options granted to the named executive officers during 2002:

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                              NUMBER OF    % OF TOTAL                                       OF STOCK PRICE
                                SHARES      OPTIONS                                     APPRECIATION FOR OPTION
                              UNDERLYING   GRANTED TO                                            TERM
NAME AND                       OPTIONS     EMPLOYEES    EXERCISE PRICE   EXPIRATION   ---------------------------
PRINCIPAL POSITION             GRANTED      IN 2002       PER SHARE         DATE         5%($)          10%($)
------------------            ----------   ----------   --------------   ----------   ------------   ------------
Steven F. Leer..............   109,450        4.48%         18.15           2012       1,249,310      3,165,997
  President & Chief
     Executive                 109,450        4.48%         22.60           2012       1,555,615      3,942,234
  Officer
John W. Eaves...............    35,950        1.47%         18.15           2012         410,349      1,039,905
  Executive Vice President &    35,950        1.47%         22.60           2012         510,958      1,294,868
  Chief Operating Officer
Kenneth G. Woodring.........    42,700        1.75%         18.15           2012         487,396      1,235,158
  Executive Vice
     President --               42,700        1.75%         22.60           2012         606,896      1,537,993
  Operations
Robert J. Messey............    34,250        1.40%         18.15           2012         390,944        990,730
  Senior Vice President and
     Chief                      34,250        1.40%         22.60           2012         486,796      1,233,636
  Financial Officer
Robert W. Shanks............    30,900        1.26%         18.15           2012         352,706        893,827
  Vice
     President -- Operations    30,900        1.26%         22.60           2012         439,182      1,112,974

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The table below sets forth option exercises during 2002 by the named executive officers and the following information with respect to the status of their options as of December 31, 2002:

     - The total number of exercisable and unexercisable stock options held at December 31, 2002; and

     - The aggregate dollar value of in-the-money unexercised options at December 31, 2002.

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                              ACQUIRED                     OPTIONS AT FY-END(#)            AT FY-END($)*
                                 ON           VALUE      -------------------------   -------------------------
NAME                        EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        ------------   -----------   -------------------------   -------------------------
Steven F. Leer............      -0-            -0-            133,897/397,403             635,943/503,740
John W. Eaves.............      -0-            -0-             51,616/135,484             240,749/171,835
Kenneth G. Woodring.......      -0-            -0-             94,598/165,802             272,541/201,422
Robert J. Messey..........      -0-            -0-             23,034/106,866             225,550/230,595
Robert W. Shanks..........      -0-            -0-             51,182/118,618             240,749/154,463

---------------

* Calculated based on the closing stock price of the Company's common stock on the last trading day of 2002 of $21.59.

PENSION PLANS

     On January 1, 1998, Arch Coal replaced its existing pension plans with a new Cash Balance Pension Plan. The benefits of a participating individuals under the former plans were vested as of that date and his or her cash balance account was credited with the present value of his or her earned pension benefit, payable at age 65. Salaried employees hired after January 1, 1998 become vested after three years of employment. On an annual basis (or a shorter period if a participant's employment is terminated), each participant's account is credited with the following:

     - contribution credits equal to a percent of total pay;

     - transition credits for a period equal to a participant's credited service under the prior pension plan as of December 31, 1997 (to a maximum of 15 years from December 31, 1997); and

     - interest credits based on one-year treasury yields plus 1%.

     The percentage amounts of the contribution and transition credits, which are shown in the following chart, are based on the participant's age at year end:

                                                  CONTRIBUTION CREDITS   TRANSITION CREDITS AS
AGE AT YEAR END                                    AS % OF TOTAL PAY*      % OF TOTAL PAY**
---------------                                   --------------------   ---------------------
Under 30........................................          3.0%                    1.0%
30 to 34........................................          4.0%                    1.0%
35 to 39........................................          4.0%                    2.0%
40 to 44........................................          5.0%                    3.0%
45 to 49........................................          6.0%                    4.0%
50 to 54........................................          7.0%                    4.0%
55 and over.....................................          8.0%                    4.0%

---------------

 * Plus an additional 3% of pay above the Social Security wage base.

** Total pay means regular salary plus annual incentive bonus payments.

     As of December 31, 2002, the estimated annual annuities (based on one-year treasury yields) payable at age 65 to executive officers named in this proxy statement are as follows:

                                                              ESTIMATED ANNUAL
NAME                                                             PAYMENTS*
----                                                          ----------------
Steven F. Leer..............................................      $344,005
John W. Eaves...............................................      $174,283
Kenneth G. Woodring.........................................      $185,325
Robert J. Messey............................................      $ 42,246
Robert W. Shanks............................................      $173,545

---------------

* Assumes the executive officer works until age 65, annual base compensation remains unchanged from 2002, and that future incentive compensation is equal to the average of that awarded over the last four years. The interest rate used for determining the annuity was 4.93%. The interest credits for 2003 and future years was 4.25%.

EMPLOYMENT AGREEMENTS

     Each executive officer has an employment agreement with Arch Coal that requires the Company to continue the executive's salary and benefits for one year if he or she is terminated by the Company without cause. If, however, the executive resigns for good reason or is terminated without cause within two years after a change in control of the Company, then, depending upon his or her position, the executive would receive a payment equal to up to three-times the highest annual compensation (including incentive compensation) received by such executive during the prior three years. In addition, certain benefits would continue for up to three years depending upon the benefit and position held by the executive.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws, Arch Coal's directors, executive officers and any persons beneficially holding more than ten percent of the Company's common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established and Arch Coal is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied in 2002. In making these statements, Arch Coal has relied on copies of the reports that its executive officers and directors have filed with the SEC.

RELATED PARTY TRANSACTIONS

     Arch Coal holds a 34% ownership interest in Natural Resource Partners, L.P.
(NRP). Mr. Leer, President, CEO and a director of Arch Coal, and another executive officer of Arch Coal serve on NRP's board of directors. Arch Coal leases certain coal reserves from NRP and pays royalties to NRP for the right to mine those reserves. Arch Coal paid $4.3 million in royalty payments to NRP during 2002.

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return to stockholders (stock price appreciation plus reinvested dividends) on the Company's common stock with the cumulative total return on two indices: a peer group and the Standard & Poor's (S&P) 400 Index. The graph assumes that:

     - You invested $100 in the Company's common stock and in each indicia at the closing price on December 31, 1997;

     - all dividends were reinvested; and

     - you continued to hold your investment through December 31, 2002.

                        5-YEAR TOTAL SHAREHOLDER RETURN

           ARCH COAL INC VS S&P 400 (MIDCAP) AND INDUSTRY PEER GROUP

                                  [LINE GRAPH]

SOURCE: Standard & Poor's Research Insight
NOTES: Assumes $100 invested on 12/31/97 in Arch Coal Inc stock, in the S&P 400 (MidCap), and in an Industry Peer Group.

        Reflects month-end dividend reinvestment, and annual reweighting of the Industry Peer Group.

        The companies included in the Industry Peer Group are:

        Consol Energy Inc, Freeport McMoran Copper&Gold, Massey Energy Co, Newmont Mining Corp, Peabody Energy Corp, Pittston Co, and Southern Peru Copper

--------------------------------------------------------------------------------
                       12/1997   12/1998   12/1999   12/2000   12/2001   12/2002
--------------------------------------------------------------------------------
 Arch Coal Inc           100        64        44        56        91        88
 S&P 400 (MIDCAP)        100       119       137       161       160       136
 Industry Peer Group     100        68        95        78        92       100

                      RATIFICATION OF INDEPENDENT AUDITORS

                               (PROXY ITEM NO. 2)

     We are asking you to ratify the Board's appointment of Ernst & Young LLP as principal independent auditors to examine the consolidated financial statements of the Company and its subsidiaries for the year 2003. The Audit Committee has recommended the selection of Ernst & Young to the Board. Ernst & Young has acted as Arch Coal's independent auditors since 1997, is knowledgeable about the Company's operations and accounting practices and is well qualified to act as auditor.

     Although we are not required to seek your approval of this appointment, the Board believes it to be sound corporate practice to do so. If you do not ratify the appointment of independent auditors, the Audit Committee will investigate the reasons for your rejection and the Board will reconsider the appointment.

     Representatives of Ernst & Young do not plan to make a formal statement at the annual meeting. However, they will attend the meeting and be available to respond to appropriate questions.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2003

                             ADDITIONAL INFORMATION

INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals for possible inclusion in our 2004 proxy materials, we must receive them on or before November 24, 2003. Proposals should be mailed to:

     Arch Coal, Inc.
     One CityPlace Drive
     Suite 300
     St. Louis, Missouri 63141
     Attention: Robert G. Jones, Vice President -- Law, General Counsel and Secretary

     If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2003 Annual Meeting of Stockholders, our by-laws provide that:

     - You must notify Arch Coal's Secretary in writing;

     - Your notice must have been received at Arch Coal's headquarters not earlier than January 24, 2003 and not later than February 13, 2003; and

     - Your notice must contain the specific information required in our by-laws.

     We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2003 Annual Meeting without submitting them for possible inclusion in our 2003 proxy materials.

DIRECTIONS TO THE ANNUAL MEETING

     From Downtown St. Louis: Take Interstate 64 West to 270 North. Exit at Olive Boulevard. Take Olive Boulevard East to CityPlace Drive. North on CityPlace Drive to Arch Coal's headquarters at CityPlace One.

     From Lambert International Airport: Take Highway 70 West to 270 South. Exit at Olive Boulevard. Take Olive Boulevard East to CityPlace Drive. North on CityPlace Drive to Arch Coal's headquarters at CityPlace One.

MULTIPLE COPIES OF ANNUAL REPORT TO STOCKHOLDERS

     If more than one copy of Arch Coal's Annual Report is currently being sent to your address, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card, or follow the prompts when you vote if you are a stockholder of record voting by telephone or Internet.

     At least one account must continue to receive the Annual Report either by mail or through the Internet. Mailing of dividends, dividend reinvestment account statements, and any special notices will not be affected by your election to discontinue future duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, you may call American Stock Transfer & Trust Company at 1-800-360-4519.

     If you own common stock through a bank, broker or other nominee and receive more than one Arch Coal Annual Report, please contact the holder of record to eliminate duplicate mailings.

                                          ROBERT G. JONES
                                          Vice President -- Law, General Counsel
                                          and Secretary

March 18, 2003

                                   EXHIBIT A

                                ARCH COAL, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight over (1) the integrity of the financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes of the Company, (2) the independent auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Committee shall prepare, or cause to be prepared, the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

     Additionally, the Board and the Committee recognize that financial management (including the internal audit staff), as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditors' work.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members. All Committee members shall be financially literate, as determined by the Board, and at least one member of the Committee shall have a background in financial reporting, accounting and auditing. All members of the Committee shall meet all other independence, experience and expertise requirements of the New York Stock Exchange. The Committee shall endeavor to at all times have at least one member who is an "audit committee financial expert," as defined by SEC regulations.

     The members of the Committee shall be appointed by the Board on the recommendation of the Nominating & Corporate Governance Committee. Committee members may be replaced by the Board.

     The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with a written agenda prior to each meeting.

     Compensation shall be limited to director fees and committee fees.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The independent auditors shall report directly to the Audit Committee. In that regard, the Committee is directly responsible for engagement of the independent auditors, has the sole authority to appoint or replace the independent auditors (subject to shareholder ratification), and shall pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors and shall disclose its policies for approval of such engagements in the Company's periodic reports filed with the SEC . In addition, it is a direct responsibility of the Audit Committee for resolution of disagreements between management and the independent auditors regarding accounting and financial matters.

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may delegate authority to the Chair of the Committee and/or a subcommittee of the Audit Committee when appropriate. All actions taken pursuant to a delegation of authority described in the previous sentence shall be presented to the full Committee at its next regularly scheduled meeting for review and ratification.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain its own special legal, accounting or other consultants to advise the Committee and the Company will provide adequate funding for such activities. In addition, the Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with management, the internal auditors and the independent auditors in separate executive sessions at least quarterly. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

     The Committee shall make regular reports to the Board and provide copies of the minutes of each meeting to the Board as soon as practical after each Committee meeting. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

     The Committee, to the extent it deems necessary or appropriate, shall:

     1. Discuss with management and the independent auditors the annual audited financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and the results of the audit and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Discuss with management and the independent auditors the Company's quarterly financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including the results of the independent auditors' reviews of the quarterly financial statements, prior to the filing of such financial statements.

     3. Discuss with management and the independent auditors, at the conclusion of the annual audit, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements. To further this goal, the Committee shall receive reports at least quarterly from the independent auditors, and prior to the filing of its report with the SEC, on all critical accounting policies and practices of the Company, all alternative treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

     4. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     5. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     6. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

          (a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

          (b) The management letter provided by the independent auditors and the Company's response to that letter.

          (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     7. Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

     8. Discuss the experience, qualifications and independence of the Company's independent auditor, including all relationships between the auditing firm and the Company and its Directors and officers. Discuss the experience, qualifications and independence of the lead partner as well as the senior members of the independent auditors' team.

     9. Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company.

     10. At least annually, discuss the overall performance of the independent auditors, taking into account the opinions of management and the internal auditors.

     11. At least annually, present the Committee's conclusions regarding the independence and performance of the independent auditors to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself as to the qualifications, performance and independence of the independent auditors.

     12. Discuss whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner more often that required by law, or even the independent auditing firm itself on a regular basis.

     13. Set policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

     14. Obtain and review a quarterly report on matters discussed by the independent auditors with its national office regarding the Company.

     15. Review with the independent auditors any audit problems or difficulties and management's response, including the independent auditors' responses regarding accounting adjustments noted or proposed but passed (as immaterial or otherwise).

     16. Review with the independent auditors any audit problems or difficulties in management's response regarding "management" or "internal control" letter matters.

     17. Discuss internal audit plan and review assistance to be provided independent accountants by internal audit staff.

     18. Discuss the appointment and replacement of the senior internal auditing executive.

     19. Discuss the significant reports to management prepared by the internal audit department and management's responses.

     20. Discuss with the independent auditors the responsibilities of the internal audit department, as well as the internal audit program, budget and staffing and any recommended changes in the planned scope of the internal audit.

     21. Discuss the Internal Audit Charter at least annually.

     22. Discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company's Code of Business Conduct) and any special audit steps adopted in light of material control deficiencies.

     23. Discuss with the Board the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     24. Discuss management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     25. Establish and discuss annually procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     26. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

     27. Discuss with the Company's General Counsel legal matters that may have a significant impact on the financial statements or the Company's compliance policies.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                ARCH COAL, INC.

                                 APRIL 24, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.




-------------\/ Please detach and mail in the envelope provided. \/-------------


------------------------------------------------------------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                FOR AGAINST ABSTAIN
1. Election of Directors                                    2. Ratification of Ernst & Young LLP as             [ ]   [ ]     [ ]
                                                               independent auditors for 2003.
                           NOMINEES
[ ]FOR ALL NOMINEES        [ ] Frank M. Burke
                           [ ] Thomas A. Lockhart
[ ]WITHHOLD AUTHORITY      [ ] James L. Parker              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
   FOR ALL NOMINEES                                         DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                                                            FOR ALL PROPOSALS. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
[ ]FOR ALL EXCEPT                                           FOR ALL PROPOSALS.
   (SEE instructions below)




INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next to
             each nominee you wish to withhold, as
             shown here: [X]







                                                                                  I consent to receive future stockholder
                                                                                  communications over the Internet.          [ ]


                                                                                  I wish to discontinue duplicate mailings
                                                                                  on this account.                           [ ]




                                                               Please check here if you plan to attend the meeting.[ ]




Signature of Stockholder _______________________ Date: _______ Signature of Stockholder____________________________ Date: _______

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                ARCH COAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 CITYPLACE ONE
                             LOWER LEVEL AUDITORIUM
                              ONE CITYPLACE DRIVE
                            ST. LOUIS, MISSOURI 63141
                                 (314) 994-2700

      DIRECTIONS TO THE ARCH COAL, INC. ANNUAL MEETING OF STOCKHOLDERS:

      FROM DOWNTOWN ST. LOUIS: TAKE INTERSTATE 64 WEST TO 270 NORTH.
      EXIT AT OLIVE BOULEVARD. TAKE OLIVE BOULEVARD EAST TO CITYPLACE DRIVE. NORTH ON CITYPLACE DRIVE TO ARCH COAL'S HEADQUARTERS AT CITYPLACE ONE.

      FROM LAMBERT INTERNATIONAL AIRPORT: TAKE HIGHWAY 70 WEST TO 270 SOUTH. EXIT AT OLIVE BOULEVARD.
      TAKE OLIVE BOULEVARD EAST TO CITYPLACE DRIVE.
      NORTH ON CITYPLACE DRIVE TO ARCH COAL'S HEADQUARTERS AT CITYPLACE ONE.



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 ARCH COAL, INC.
                      2003 ANNUAL MEETING OF STOCKHOLDERS
           CITYPLACE ONE, LOWER LEVEL AUDITORIUM, ONE CITYPLACE DRIVE
                           ST. LOUIS, MISSOURI 63141
                   APRIL 24, 2003 AT 10:00 A.M., CENTRAL TIME

The undersigned hereby appoints STEVEN F. LEER and ROBERT G. JONES, and each of them, with power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of stockholders of Arch Coal, Inc. to be held at its headquarters at CityPlace One, St. Louis, Missouri, at 10:00 a.m. on Thursday, April 24, 2003, lower level auditorium, and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and all other matters properly coming before the meeting.

If the undersigned is a participant in the Arch Coal, Inc. Employee Thrift Plan (including pursuant to the Mingo Logan Savings Plan), and this proxy card is received on or before April 18, 2003, then this card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjourments thereof, all shares of Arch Coal common stock held in the undersigned's plan account as specified upon the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 18, 2003, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received.

         PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, and mailing in your ballot or by voting by telephone or internet. If you vote by mail, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you vote.

           YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                ARCH COAL, INC.

                                 APRIL 24, 2003

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon
as possible.                                    COMPANY NUMBER
             - OR -
TELEPHONE - Call toll-free 1-800-PROXIES        ACCOUNT NUMBER
from any touch-tone telephone and follow
the instructions.  Have your control number     CONTROL NUMBER
and proxy card available when you call.
             - OR -
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

------\/ Please detach and mail in the envelope provided IF you are not \/------
                     voting via telephone or the Internet.

----------------------------------------------------------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                FOR AGAINST ABSTAIN
1. Election of Directors                                    2. Ratification of Ernst & Young LLP as             [ ]   [ ]     [ ]
                                                               independent auditors for 2003.
                           NOMINEES
[ ]FOR ALL NOMINEES       [ ]Frank M. Burke
                          [ ]Thomas A. Lockhart
[ ]WITHHOLD AUTHORITY     [ ]James L. Parker                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
   FOR ALL NOMINEES                                         DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                                                            FOR ALL PROPOSALS. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
[ ]FOR ALL EXCEPT                                           FOR ALL PROPOSALS.
   (See instructions below)


INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next to
             each nominee you wish to withhold, as
             shown here:  [X]

                                                                                  I consent to receive future stockholder
                                                                                  communications over the Internet.          [ ]


                                                                                  I wish to discontinue duplicate mailings
                                                                                  on this account.                           [ ]




                                                               Please check here if you plan to attend the meeting.[ ]





To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.                             [ ]

Signature of Stockholder _______________________ Date: _______ Signature of Stockholder____________________________ Date: _______

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.